Exhibit 10.54

SIXTH AMENDMENT

TO THE SPHERION CORPORATION

DEFERRED COMPENSATION PLAN

THIS SIXTH AMENDMENT to the Spherion Corporation Deferred Compensation Plan (the “Plan”) is made on this 1st day of January, 2004, by Spherion Corporation, a Delaware corporation (the “Company”);

W I T N E S S E T H :

WHEREAS, Article IX of the Plan provides that the Company has the right to amend the Plan at any time; and

WHEREAS, the Company now desires to amend the Plan to permit participants to direct the investment of Matching Contributions;

NOW, THEREFORE, the Plan hereby is amended, effective as of January 1, 2004, as follows:

1.                             By adding the following to the end of Plan Section 4.2(e)(ii):

“Notwithstanding the foregoing, Matching Contributions made on or after January 1, 2004, may be invested in any Investment Funds as directed by the Participant, provided that a Participant may not direct the investment of any additional amounts representing Matching Contributions or earnings thereon into the Deferred Company Stock Unit Fund.”

2.                             Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Sixth Amendment on the date first above written.

SPHERION CORPORATION

By:	/s/ Lisa Iglesias

Title:	Senior Vice President